Exhibit 99.1

L BRANDS REPORTS RECORD FOURTH QUARTER
AND FULL-YEAR EARNINGS

- UPDATES FEBRUARY COMP GUIDANCE AND PROVIDES FIRST QUARTER
AND FULL-YEAR 2016 EARNINGS GUIDANCE -

Columbus, Ohio, Feb. 24, 2016 - L Brands, Inc. (NYSE: LB) today reported record 2015 fourth quarter and full-year results.

Leslie H. Wexner, chairman and chief executive officer, commented, “We delivered record results in a year when many retailers struggled. These results are a reflection of the strength of our brands and were driven by tremendous focus and execution across the enterprise. I am very optimistic heading into 2016 and confident in our growth opportunities.”

Fourth Quarter Results
Earnings per share for the fourth quarter ended Jan. 30, 2016, increased 14% to $2.15 from $1.89 for the quarter ended Jan. 31, 2015. Fourth quarter operating income increased 13% to $1.078 billion from $957.0 million last year. Net income increased 13% to $636.0 million compared to $564.8 million last year.

Net sales for the fourth quarter ended Jan. 30, 2016, were $4.395 billion, an increase of 8% compared to $4.069 billion for the quarter ended Jan. 31, 2015. Comparable store sales for the fourth quarter ended Jan. 30, 2016, increased 6%.

Full-Year Results
Adjusted earnings per share for the year ended Jan. 30, 2016, which exclude a $78.1 million ($0.23 per share) first quarter pre-tax gain on the sale of the company’s remaining interest in the third-party apparel sourcing business, increased 14% to $3.99 compared to $3.50 for the year ended Jan. 31, 2015. Full-year operating income increased 12% to $2.192 billion compared to $1.953 billion last year, and adjusted net income was $1.184 billion compared to $1.042 billion last year.

Including the gain from the sale of the sourcing business mentioned above, reported full-year earnings per share were $4.22 compared to $3.50 last year, and net income was $1.253 billion compared to $1.042 billion last year.

Net sales for the year ended Jan. 30, 2016, were $12.154 billion, an increase of 6% compared to $11.454 billion for the year ended Jan. 31, 2015. Comparable store sales for the year ended Jan. 30, 2016, increased 5%.

2016 Outlook
The company currently expects 2016 full-year earnings per share to be between $3.90 and $4.10, including earnings per share between $0.50 and $0.55 in the first quarter. The 2016 earnings per share forecast includes negative impacts related to continued pressure from foreign currency exchange rates and incremental interest expense related to the $1 billion October 2015 note issuance.

The company expects to report a mid-single digit increase in February comparable store sales, above expectations for a low-single digit increase, reflecting a mid-single digit increase at both Victoria’s Secret and Bath & Body Works.

Beginning with the February 2016 sales report, the company will include direct sales in comparable store sales results, consistent with industry practice.

Earnings Call and Additional Information
L Brands will conduct its fourth quarter earnings call at 9 a.m. Eastern on Feb. 25. To listen, call 1-866-363-4673 (international dial-in number: 1-973-200-3978). For an audio replay, call 1-855-859-2056 (conference ID 33156271) (international replay number: 1-404-537-3406 (conference ID 33156271)) or log onto www.LB.com. Additional fourth quarter and full-year financial information is also available at www.LB.com.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 3,005 company-owned specialty stores in the United States, Canada and the United Kingdom, and its brands are sold in more than 700 additional noncompany-owned locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
L Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the fourth quarter earnings call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the fourth quarter earnings call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into global markets and related risks;

•	our relationships with independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor-related costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our failure to maintain the security of customer, associate, supplier or company information;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the fourth quarter earnings call to reflect circumstances existing after the date of this press release or the fourth quarter earnings call or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2014 Annual Report on Form 10-K.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
FOURTH QUARTER 2015

Comparable Store Sales Increase (Decrease):

	Fourth Quarter		Year
	2015	2014	2015	2014

Victoria's Secret[1]	5%	4%	5%	3%
Bath & Body Works[1]	6%	8%	5%	6%
L Brands	6%	6%	5%	4%
Victoria's Secret Direct Sales	15%	(2%)	3%	(1%)

1 - Results include company-owned stores in the United States and Canada.

Total Sales (Millions):

	Fourth Quarter		Year-to-Date
	2015	2014	2015	2014

Victoria's Secret Stores[1]	$2,047.2	$1,914.2	$6,112.5	$5,700.2
Victoria's Secret Direct	567.1	492.1	1,559.6	1,507.4
Total Victoria's Secret	$2,614.3	$2,406.3	$7,672.1	$7,207.6
Bath & Body Works[1]	$1,361.8	$1,276.7	$3,225.0	$3,047.8
Bath & Body Works Direct	157.8	127.3	361.6	301.8
Total Bath & Body Works	$1,519.6	$1,404.0	$3,586.6	$3,349.6
VS & BBW International[2]	$112.3	$105.5	$385.2	$335.9
Other[3]	$148.8	$152.9	$509.9	$561.0
L Brands	$4,395.0	$4,068.7	$12,153.8	$11,454.1

1 - Results include company-owned stores in the United States and Canada.
2 - Results include retail sales from company-owned stores outside of the United States and Canada and royalty and wholesale sales associated with partner-operated stores.
3 - Results include La Senza, Henri Bendel and Mast external sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 1/31/15	Opened	Closed	at 1/30/16

Victoria's Secret U.S.	983	12	(5)	990
PINK U.S.	115	16	(3)	128
Victoria's Secret Canada	31	6	—	37
PINK Canada	10	—	(1)	9
Total Victoria's Secret	1,139	34	(9)	1,164

Bath & Body Works U.S.	1,558	23	(7)	1,574
Bath & Body Works Canada	88	10	—	98
Total Bath & Body Works	1,646	33	(7)	1,672

Victoria's Secret U.K.	8	4	—	12
PINK U.K.	2	—	—	2
Henri Bendel	29	—	—	29
La Senza Canada	145	1	(20)	126
Total L Brands Stores	2,969	72	(36)	3,005

Total Noncompany-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 1/31/15	Opened	Closed	at 1/30/16

Victoria's Secret Beauty & Accessories	290	88	(5)	373
Victoria's Secret	13	3	—	16
PINK	1	2	—	3
Bath & Body Works	80	47	(2)	125
La Senza	266	5	(50)	221
Total	650	145	(57)	738

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED JANUARY 30, 2016 AND JANUARY 31, 2015
(Unaudited)
(In thousands except per share amounts)

	2015	2014
Net Sales	$4,395,039	$4,068,685
Costs of Goods Sold, Buying and Occupancy	(2,392,626)	(2,233,914)
Gross Profit	2,002,413	1,834,771
General, Administrative and Store Operating Expenses	(924,435)	(877,818)
Operating Income	1,077,978	956,953
Interest Expense	(97,151)	(77,744)
Other Income	1,274	337
Income Before Income Taxes	982,101	879,546
Provision for Income Taxes	346,084	314,733
Net Income	$636,017	$564,813

Net Income Per Diluted Share	$2.15	$1.89

Weighted Average Shares Outstanding	295,174	299,040

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FIFTY-TWO WEEKS ENDED JANUARY 30, 2016 AND JANUARY 31, 2015
(Unaudited)
(In thousands except per share amounts)

	2015	2014
Net Sales	$12,153,789	$11,454,078
Costs of Goods Sold, Buying and Occupancy	(6,950,299)	(6,646,427)
Gross Profit	5,203,490	4,807,651
General, Administrative and Store Operating Expenses	(3,011,981)	(2,854,531)
Operating Income	2,191,509	1,953,120
Interest Expense	(333,739)	(324,042)
Other Income	76,609	6,653
Income Before Income Taxes	1,934,379	1,635,731
Provision for Income Taxes	681,387	593,771
Net Income	$1,252,992	$1,041,960

Net Income Per Diluted Share	$4.22	$3.50

Weighted Average Shares Outstanding	296,788	297,960

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FIFTY-TWO WEEKS ENDED JANUARY 30, 2016 AND JANUARY 31, 2015
(Unaudited)
(In thousands except per share amounts)

	2015			2014
	Reported	Adjustments	Adjusted	Reported
Net Sales	$12,153,789	$—	$12,153,789	$11,454,078
Costs of Goods Sold, Buying and Occupancy	(6,950,299)	—	(6,950,299)	(6,646,427)
Gross Profit	5,203,490	—	5,203,490	4,807,651
General, Administrative and Store Operating Expenses	(3,011,981)	—	(3,011,981)	(2,854,531)
Operating Income	2,191,509	—	2,191,509	1,953,120
Interest Expense	(333,739)	—	(333,739)	(324,042)
Other Income	76,609	(78,057)	(1,448)	6,653
Income Before Income Taxes	1,934,379	(78,057)	1,856,322	1,635,731
Provision for Income Taxes	681,387	(9,079)	672,308	593,771
Net Income	$1,252,992	$(68,978)	$1,184,014	$1,041,960

Net Income Per Diluted Share	$4.22		$3.99	$3.50

Weighted Average Shares Outstanding	296,788		296,788	297,960

See Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results for additional information.

L BRANDS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND
RECONCILIATION OF ADJUSTED RESULTS
(Unaudited)

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:
Fiscal 2015
In the second, third and fourth quarters of 2015, there were no adjustments to results.
In the first quarter of 2015, adjusted results exclude the following:

•	A $78.1 million pre-tax gain ($69.0 million net of tax) included in other income, related to the sale of our remaining interest in the third-party apparel sourcing business.
Fiscal 2014
In the first, second, third and fourth quarters of 2014, there were no adjustments to results.
The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com